Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of July 12, 2018 (the “Effective Date”), is made by and between Agenus Inc., a Delaware corporation having an address at 3 Forbes Road, Lexington, MA 02421 (“Agenus”), and Karen H. Valentine, an individual having an address at 15 Sarah Way, Concord, MA 01742 (the “Consultant”) (each a “Party” and collectively the “Parties”).

WHEREAS, Consultant and Agenus are parties to an Employment Agreement originally dated as of September 16, 2008, as amended (the “Employment Agreement”), and Consultant voluntarily ended her employment with Agenus effective as of the Effective Date; and

WHEREAS, Agenus desires to retain Consultant’s services following the termination of Consultant’s employment with Agenus, and Consultant desires to perform certain services for Agenus.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agenus and Consultant hereby agree as follows:

1.Services.

1.1Description of Services. Subject to the terms and conditions of this Agreement, Agenus hereby retains Consultant to provide up to 8 hours per month of general advice, counsel, and mentoring to facilitate legal department transition activities as may be requested by Agenus’ General Counsel (or his designees) from time to time (the “Services”).  Consultant shall perform the Services in compliance with the provisions of this Agreement and all applicable laws, rules and regulations.  As used in this Agreement “Affiliate” means any corporation, firm, partnership or other entity, which controls, is controlled by or is under common control with a Party.  As used in this Agreement, “control” means direct or indirect ownership of fifty percent (50%) or more of the outstanding stock or other voting rights entitled to elect directors thereof or the ability to otherwise control the management of the corporation, firm, partnership or other entity.

1.2Third Party Obligations.  Consultant represents and warrants to Agenus that none of her current obligations conflict with this Agreement or the Services to be provided hereunder.  Consultant covenants not to enter into any such conflicting agreement or incur any such conflicting obligation without the prior written consent of Agenus.  Consultant further covenants that the performance of the Services will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party.  For the avoidance of doubt, Consultant shall be entitled to serve on one or more boards of directors of other companies in the same industry as the Company (including without limitation other immuno-oncology companies) without being in violation of this Section 1.2; provided, however, that Consultant shall not share or otherwise use (directly or indirectly) any Confidential Information (as defined below) in any such role.

1.3No Disparagement.  Consultant agrees that during the Term and thereafter, Consultant shall not disparage Agenus or any of its Affiliates, or their respective directors, officers, employees, consultants, or agents, or otherwise make any statement or take any actions that would be materially harmful to the business, interests or reputation of Agenus or any of its Affiliates, or their respective directors, officers, employees, consultants, or agents.

2.Compensation.

2.1Compensation.  In exchange for the timely completion of Services during the Term (as defined below), Agenus shall pay Consultant a retainer of $1,500.00 per month, and Consultant shall be entitled to continuation of vesting during the Term with respect to all equity incentive awards held by Consultant.  Unless otherwise agreed between the Parties, no other compensation will be paid for the performance of Services by Consultant under this Agreement. All payments shall be made to Consultant within fifteen (15) days after the last day of each calendar month during the Term without the need for an invoice.

2.2Reimbursement of Expenses.  Agenus shall reimburse Consultant for all reasonable travel and other out-of-pocket expenses that are incurred by Consultant in performance of the Services and in accordance with Agenus’s reimbursement policies, as they may be amended from time to time by Agenus, provided that Consultant shall have submitted to Agenus written expense statements and other supporting documentation in a form that is reasonably satisfactory to Agenus. Agenus shall provide Consultant with a check for any amounts due under this Section 2.2 within forty-five (45) days after Agenus receives satisfactory documentation.

2.3Independent Contractor.  Consultant is an independent contractor of Agenus and Consultant acknowledges and agrees that Agenus will not provide Consultant with any employment benefits.  Consultant is also responsible for the payment and the withholding of any applicable taxes, levies and/or duties applicable to any compensation or reimbursements paid to Consultant hereunder in accordance with all applicable laws, rules and regulations.

3.Term and Termination.

3.1Term.  This Agreement shall commence on the Effective Date and shall remain in effect for a period of one (1) year, unless extended by mutual written agreement of the Parties, or earlier terminated in accordance with the provisions of this Article 3.

3.2Termination for Material Breach.  In the event that either Party commits a material breach of its obligations under this Agreement, the other Party may terminate this Agreement upon fifteen (15) days prior written notice, unless the breach is cured within such fifteen (15) day notice period.

3.3Survival.  The following provisions shall survive the expiration or termination of this Agreement: Articles 4, 5 and 6; Sections 1.3, 7.3 through 7.10, and this Section 3.3.

4.Confidential Information.

4.1Definition of Confidential Information.  Confidential Information shall mean any technical or business information furnished by or on behalf of Agenus to Consultant in connection with this Agreement or developed by Consultant in the course of performing the Services, regardless of whether such Confidential Information is in oral, electronic or written form.  Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

4.2Obligations.  Consultant shall

(a)maintain all Confidential Information in strict confidence; and

(b)use all Confidential Information solely for the purpose of providing the Services as requested by Agenus; and

(c)reproduce the Confidential Information only to the extent necessary for providing the Services as requested by Agenus, with all such reproductions being considered Confidential Information;

(d)disclose the Confidential Information only as expressly permitted in order to perform the Services; and

(e)not disclose or publish any Confidential Information to any third party without the express prior written consent of Agenus, in each case in Agenus’s sole discretion.

4.3Exceptions.  The obligations of Consultant under Section 4.2 shall not apply to the extent that Consultant can demonstrate that certain information:

(a)was in the public domain prior to the time of its disclosure or development under this Agreement;

(b)entered the public domain after the time of its disclosure or development under this Agreement other than due to an act or omission by Consultant;

(c)was independently developed by Consultant prior to the time of its disclosure or development under this Agreement and without access to Confidential Information; or

(d)is or was disclosed to Consultant at any time prior to its disclosure or development under this Agreement, without restriction, by a third party having no fiduciary relationship with Agenus and having no obligation of confidentiality with respect to such Confidential Information.

4.4Required Disclosures.  In addition Consultant may disclose Confidential Information to the extent necessary to comply with applicable laws or regulations, or with a court or administrative order, provided that Consultant (i) gives Agenus prompt written notice of such requirement, (ii) takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure, and (iii) discloses only the Confidential Information strictly required to comply with such legal obligation.

4.5Return of Confidential Information; Survival of Obligations.  Upon the termination of this Agreement, or earlier at the request of Agenus, Consultant shall return to Agenus all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of Consultant.  The obligations set forth in this Article 4 shall remain in effect for a period of five (5) years after termination of this Agreement, except that the obligations of Consultant to return Confidential Information shall survive until fulfilled.  Consultant acknowledges and agrees that the Confidential Information is of extreme value to Agenus, and any use or disclosure thereof other than as expressly allowed under this Agreement would cause irreparable harm to Agenus for which Agenus could obtain relief as contemplated in Section 7.9 of this Agreement, and that such unauthorized disclosure may represent Consultant’s violation of U.S. securities laws.

5.Developments; Third Party IP; Avoidance of Claims.

5.1Developments.  “Developments” shall mean any and all inventions, developments, data, discoveries, improvements, ideas, or concepts, and related documentation, and any other works of invention or authorship (whether or not patentable or copyrightable) which Consultant has conceived, discovered, developed, or reduced to practice or tangible medium in the direct course of providing the Services, or which arise from access to and/or use of Confidential Information, and any and all intellectual property rights in any of the foregoing.  Consultant shall promptly disclose to Agenus any and all Developments.  Consultant acknowledges and agrees that all Confidential Information and Developments is and shall remain the exclusive property of Agenus or the third party entrusting any Confidential Information to Agenus.  Consultant shall and hereby assigns, conveys, and grants to Agenus, all of her right, title, and interest in and to any and all Developments.

5.2Third-Party Intellectual Property.  Consultant acknowledges that Agenus does not desire to acquire any trade secrets, know-how, confidential information, or other intellectual property that Consultant may have acquired from or developed for any third party (“Third-Party IP”).  Consultant agrees that in the course of providing the Services, Consultant shall not improperly use or disclose any Third-Party IP.

5.3Avoidance of Claims by Third-Parties.  Unless covered by an appropriate agreement between any third party and Agenus, Consultant shall not engage in any activities or use any facilities, funds or equipment, in the course of providing Services, which could result in claims of ownership to any Developments by such third party.

6.U.S. Foreign Corrupt Practices Act Compliance.  Consultant understands that Agenus is an issuer of securities in the United States and is subject to the provisions of the U. S. Foreign Corrupt Practices Act, 15 U.S.C. §§ 78m, 78dd-1 through 78dd-3 (“FCPA”).  This law prohibits making, promising or offering to make corrupt payments to foreign officials, political parties or candidates, or making payments to other persons who will offer or make payments to any of the aforementioned parties in order to obtain business, retain business or gain an improper advantage.  Consultant represents and warrants to Agenus that Consultant is familiar with and understands the FCPA, and Consultant further represents and warrants to Agenus that throughout the period in which Consultant provides Services to Agenus, neither Consultant, nor any person performing Services on behalf of Consultant will engage in any activity that could cause a violation of any provision of the FCPA by Agenus.

7.Miscellaneous.

7.1Counterparts. This Agreement may be executed in counterparts, which, when taken together, shall constitute one agreement. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.2Assignment.  This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that Agenus may assign this Agreement to an affiliate or in connection with the merger, consolidation, or sale of all or substantially all of its business or assets relating to this Agreement.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective lawful successors, assigns, heirs, and personal representatives.

7.3Insider Trading.  Consultant acknowledges that Consultant may receive material, non-public information about Agenus and its business in the course of providing the Services, that this information must be maintained in strict confidence, and that the U.S. securities laws restrict trading on the basis of such information or providing such information to third parties who may trade on such information.

7.4Publicity.  Consultant consents to use by Agenus of Consultant’s name and likeness in written materials or oral presentations to current or prospective customers, investors or others, provided that such materials or presentations accurately describe the nature of Consultant’s relationship with or contribution to Agenus.

7.5Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) upon confirmation of delivery by email if sent during normal business hours, and otherwise on the next business day, (c) on the next business day after timely delivery to an overnight courier (postage prepaid), or (d) on the third business day after deposit in the United States mail (certified or registered mail return receipt requested, postage prepaid), to the addresses of the Parties set forth in the first paragraph of this Agreement, and in the case of correspondence to Agenus, with a copy to “Legal Department” at the same address.  Either Party may change its designated address by notice to the other Party in the manner provided in this Section 7.5.

7.6Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings, with the exception of the Employment Agreement (to the extent the provisions thereof survive its termination).  In the event of a discrepancy between this Agreement and the surviving provisions of the Employment Agreement, the Employment Agreement shall govern.  This Agreement may be modified, amended, or supplemented only by means of a written instrument signed by both Parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

7.7Governing Law.  This Agreement has been drafted in the English Language and the English language shall govern its interpretation.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflict of laws principles.

7.8Severability.  In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.  If any provision hereof shall, for any reason, be held by a court to be excessively broad as to duration, geographical scope, activity, or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.  To the extent this Agreement may be construed in accordance with the laws of any state that limits the assignability to Agenus of certain Developments, the provisions of this Agreement shall be modified to conform to such state limitation while most closely effectuating the original intention of the Parties (e.g., by providing for fully paid up license rights, or the like).

7.9Equitable Relief.  Consultant acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of Agenus and are reasonable for such purpose.  Consultant agrees that any breach or threatened breach of her obligations under this Agreement will cause irreparable harm to Agenus.  Therefore, in addition to any other remedies that may be available to Agenus, Agenus may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any obligations of Consultant under this Agreement.

7.10Massachusetts Information Security Regulations Compliance. Massachusetts Information Security Regulations, 201 Code of Mass. Regs. 17.00 et seq. (the “IS Regulations”) mandate procedures to safeguard the “Personal Information,” as defined in the IS Regulations, of Massachusetts residents. Because Consultant may have access to the Personal Information of Agenus’s employees, contractors, business associates, or customers who are Massachusetts residents (“Protected Information”), the IS Regulations require Consultant to certify compliance with the IS Regulations. Accordingly, Consultant agrees that, as long as Consultant has access to or maintains copies of Protected Information Consultant will: (a) comply with the IS Regulations with respect to the Protected Information, (b) promptly notify Agenus of any suspected or actual data breach involving Protected Information, and (c) cooperate with Agenus to investigate and remediate any suspected or actual data breach involving Protected Information.

7.11Whistleblower Notice.  Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Accordingly, the Parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

IN WITNESS WHEREOF, the Parties each have caused this Agreement to be executed by their duly respective authorized representative as of the Effective Date.

AGENUS INC.	CONSULTANT

/s/Garo H. Armen/s/Karen H. Valentine

Name: Garo H. Armen	Karen H. Valentine

Title:   Chairman and CEO